UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 4, 2009 (October 29, 2009)

Geospatial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-04066	87-0554463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

229 Howes Run Road, Sarver, PA 16055

(Address of principal executive offices)

(724) 353-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement; Item 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant; Item 3.02 Unregistered Shares of Equity Securities.

On October 29, 2009 Geospatial Holdings, Inc. (the “Company”) issued an 8% Unsecured Promissory Note (the “Note”) in the amount of $2,866,700.00 due December 31, 2011 to Mark A. Smith, the Company’s Chairman and CEO, to evidence Mr. Smith’s periodic loans to the Company, as set forth in more detail on Exhibit A of the Note. The amounts outstanding under the Note bear interest at a rate of 8% per annum from the date such periodic loans were made, compounded monthly, which interest will accrue until the Note is satisfied in full. As of October 29, the total principal amount of the Note together with accrued interest thereon, and accounting for unpaid rent owed by the Company to Mr. Smith as well as cash repayments made by the Company to Mr. Smith, equaled $3,128,262.70 as set forth in more detail on Exhibit A of the Note. If the Note is not satisfied in full by December 31, 2011, then Mr. Smith may demand payment of the principal and interest due under the Note. Failure by the Company to make payments of principal or interest or certain other events of bankruptcy shall be events of default under the Note. Upon the occurrence and during the continuance of any event of default, the Note shall bear interest at a rate of 17% per annum, compounded monthly.

On October 30, 2009 the Company entered into a Note Conversion Agreement with Mr. Smith whereby Mr. Smith presented the Note to the Company and the Company converted $2,000,000.00 of the Note into two million shares of the Company’s common stock at the price of $1.00 per share (the “Note Conversion”). The issuance of shares of the Company’s common stock took place in a private placement transaction pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation D.

On October 30, 2009, in connection with the Note Conversion, the Company also issued Mr. Smith the following replacement notes to account for the remaining outstanding balance on the Note of $1,128,262.00: (i) an 8% Unsecured Convertible Note (the “Convertible Note”) in the amount of $1,000,000.00 due on the earlier of (a) December 31, 2011, or (b) the closing by the Company of a round of convertible preferred or common stock financing in an amount equal to or greater than $10,000,000.00 (the earlier occurrence of either (a) or (b), the “Convertible Note Maturity Date”) and (ii) an 8% Unsecured Promissory Note (the “Demand Note”) in the amount of $128,262.70 due upon demand.

The Convertible Note bears an interest rate of 8% per annum, compounded monthly, from the date of issuance, which interest will accrue until the Convertible Note is satisfied in full. At any time prior to the Convertible Note Maturity Date, Mr. Smith may convert the then outstanding principal balance of the Note and any unpaid interest thereon into shares of the Company’s common stock at the price of $1.00 per share (the “Conversion Rate”) which Conversion Rate will be adjusted on a weighted average basis for a dilutive issuance. If the Convertible Note is not satisfied in full, or converted into shares if the Company’s common stock on the terms set forth therein, by the Convertible Note Maturity Date, then Mr. Smith may demand payment of the principal and interest due under the Convertible Note. Failure by the Company to make payments of principal or interest or certain other events of bankruptcy shall be events of default under the Convertible Note. Upon the occurrence and during the continuance of any event of default, the Convertible Note shall bear interest at a rate of 17% per annum, compounded monthly.

The Demand Note bears an interest rate of 8% per annum, compounded monthly, from the date of issuance, which interest will accrue until the Demand Note is satisfied in full. If the Demand Note is not satisfied in full by December 31, 2011, then Mr. Smith may demand payment of the principal and interest due under the Demand Note. Failure by the Company to make payments of principal or interest or certain other events of bankruptcy shall be events of default under the Demand Note. Upon the occurrence and during the continuance of any event of default, the Demand Note shall bear interest at a rate of 17% per annum, compounded monthly.

The foregoing discussion provides only a brief description of the documents described above. The discussion is qualified in its entirety by the full text of the agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.26 to 10.29.

Item 1.01	Entry into a Material Definitive Agreement; Item 1.02 Termination of a Material Definitive Agreement; Item 3.02 Unregistered Sale of Equity Securities and Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In our current report on Form 8-K filed on February 12, 2009, the Company announced the appointment of David Vosbein as President and Chief Operating Officer of the Company. In our current report on Form 8-K filed on March 12, 2009, the Company announced that on March 6, 2009, the Company entered into an employment agreement, an agreement not to compete and a Warrant No. 1 for two million shares of the Company’s common stock (“Warrant No. 1”) with Mr. Vosbein. Pursuant to Warrant No. 1, Mr. Vosbein was granted warrants to purchase two million shares of the Company’s common stock at an exercise price of $1.23 per share, which warrants vested over time and once vested, were exercisable for 10 years following the grant date.

On October 30, 2009, the Company entered into that certain Vosbein Warrant Agreement by and between the Company and Mr. Vosbein (the “Vosbein Warrant Agreement”). In connection with the Vosbein Warrant Agreement, the Company and Mr. Vosbein agreed to cancel Warrant No. 1 and the Company issued Mr.

Vosbein a new Warrant No. 16 for one million, five hundred ninety thousand shares of the Company’s common stock at an exercise price of $1.00 per share (“Warrant No. 16”). Pursuant to the Vosbein Warrant Agreement, the warrant awards shall vest as follows: warrants to purchase one million, one hundred seventy-three thousand, three hundred thirty-three shares of the Company’s common stock shall be vested and exercisable immediately upon grant; warrants to purchase eighty-three thousand, three hundred thirty-three shares of the Company’s common stock shall be vested and exercisable on November 6, 2009; warrants to purchase eighty-three thousand, three hundred thirty-four shares of the Company’s common stock shall be vested and exercisable on December 6, 2009; warrants to purchase eighty-three thousand, three hundred thirty-three shares of the Company’s common stock shall be vested and exercisable on January 6, 2010; warrants to purchase eighty-three thousand, three hundred thirty-three shares of the Company’s common stock shall be vested and exercisable on February 6, 2010; warrants to purchase eighty-three thousand, three hundred thirty-four shares of the Company’s common stock shall be vested and exercisable on March 6, 2010. Vested shares are exercisable until March 6, 2019. This award of warrants is outside of the Company’s 2007 Stock Option Plan dated December 1, 2007 which was filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on May 1, 2008. The issuance of warrants under the Vosbein Employment Agreement was done pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation D.

The foregoing discussion provides only a brief description of the documents described above. The discussion is qualified in its entirety by the full text of the agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.30 to 10.31.

Item 8.01	Other Events.

On November 3, 2009 the Company issued a press release announcing that Mark A. Smith, the Company’s Chairman and CEO, had converted $2,000,000.00 of the outstanding amount of Mr. Smith’s loan to the company into two million shares of the Company’s common stock. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.26	Geospatial Holdings, Inc. 8% Unsecured Promissory Note Due December 31, 2011 in the amount of $2,866,700.00 in favor of Mark A. Smith

10.27	Note Conversion Agreement dated as of October 30, 2009 by and between Geospatial Holdings, Inc. and Mark A. Smith

10.28	Geospatial Holdings, Inc. 8% Unsecured Convertible Promissory Note Due December 31, 2011 in the amount of $1,000,000.00 in favor of Mark A. Smith

10.29	Geospatial Holdings, Inc. 8% Unsecured Promissory Note Due Upon Demand in the amount of $128,262.70 in favor of Mark A. Smith

10.30	Vosbein Warrant Agreement

10.31	Warrant No. 16 issued on October 30, 2009 to David Vosbein

99.1	Press release of Geospatial Holdings, Inc. dated November 3, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOSPATIAL HOLDINGS, INC.

By:	/S/ THOMAS R. OXENREITER
Name:	Thomas R. Oxenreiter
Title:	Chief Financial Officer

Date November 4, 2009.

EXHIBIT INDEX

Exhibit No.	Description

10.26	Geospatial Holdings, Inc. 8% Unsecured Promissory Note Due December 31, 2011 in the amount of $2,866,700.00 in favor of Mark A. Smith

10.27	Note Conversion Agreement dated as of October 30, 2009 by and between Geospatial Holdings, Inc. and Mark A. Smith

10.28	Geospatial Holdings, Inc. 8% Unsecured Convertible Promissory Note Due December 31, 2011 in the amount of $1,000,000.00 in favor of Mark A. Smith

10.29	Geospatial Holdings, Inc. 8% Unsecured Promissory Note Due upon demand in the amount of $128,262.70 in favor of Mark A. Smith

10.30	Vosbein Warrant Agreement

10.31	Warrant No. 16 issued on October 30, 2009 to David Vosbein

99.1	Press release of Geospatial Holdings, Inc. dated November 3, 2009